                                     [LOGO]

                                   NOTICE OF
                                      1999
                                 ANNUAL MEETING
                              AND PROXY STATEMENT
                            YOUR VOTE IS IMPORTANT!
                 Please complete, sign and return the enclosed
                      proxy card in the enclosed envelope.

                            SLM HOLDING CORPORATION
                             11600 SALLIE MAE DRIVE
                             RESTON, VIRGINIA 20193

   [LOGO]

11600 Sallie Mae Drive
Reston, Virginia 20193

                                                                   April 5, 1999

Dear Shareholder:

        I am pleased to join the Board of Directors of SLM Holding Corporation in inviting you to attend the Company's Annual Meeting of Shareholders to be held Thursday, May 20, 1999 at 10:00 a.m. at the Sheraton Premiere at Tysons Corner, 8661 Leesburg Pike, Vienna, Virginia 22182. The Notice of the Annual Meeting of Shareholders and the Proxy Statement accompanying this letter describe the business to be transacted at the meeting.

        YOUR PARTICIPATION IN THE ANNUAL MEETING IS IMPORTANT. REGARDLESS OF WHETHER YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, SIGN, AND RETURN THE ENCLOSED PROXY CARD AT YOUR EARLIEST CONVENIENCE. This will help to establish a quorum and avoid the cost of further solicitation. We hope that you will be able to attend the meeting and encourage you to read the enclosed materials describing the meeting agenda and the Company in detail.

        We look forward to seeing you on May 20.

                                                  Sincerely,

                                                  /s/ Edward A. Fox
                                                  -----------------
                                                  Edward A. Fox
                                                  CHAIRMAN OF THE BOARD OF
                                                  DIRECTORS

                            SLM HOLDING CORPORATION
                             11600 SALLIE MAE DRIVE
                             RESTON, VIRGINIA 20193

              ---------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 20, 1999

              ---------------------------------------------------

TIME.........................  10:00 a.m. on Thursday, May 20, 1999

PLACE........................  Sheraton Premiere at Tysons Corner
                               8661 Leesburg Pike
                               Vienna, Virginia 22182

ITEMS OF BUSINESS............  (1) to elect 15 members to the Board of Directors for a term of one year;

                               (2) to ratify the appointment of Arthur Andersen LLP as
                                   independent auditors for 1999; and

                               (3) to conduct other business if properly raised.

RECORD DATE..................  You can vote if you are a shareholder of record on March
                               22, 1999.

ANNUAL REPORT
AND FORM 10-K................  Our 1998 Annual Report and our 1998 Form 10-K, which are not part of the proxy soliciting material, are enclosed.

PROXY VOTING.................  The Board of Directors solicits your proxy and asks you to complete, sign and return the enclosed form of proxy at
                               your earliest convenience in order to be sure your vote is received and counted. Returning your form of proxy will
                               help avoid the cost of further solicitation. Please check
                               the box on the form of proxy if you plan to attend the
                               Annual Meeting of Shareholders or advise my office
                               directly at (703) 810-7567.

                               YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES
                               YOU HOLD. PLEASE VOTE PROMPTLY.

                                                                    Mary F. Eure

                                                             CORPORATE SECRETARY

April 5, 1999
Reston, Virginia

                            SLM HOLDING CORPORATION

                                 --------------

                              1999 PROXY STATEMENT

                                 --------------

                               TABLE OF CONTENTS

                                 --------------

                                                                                                                PAGE
                                                                                                                -----
QUESTIONS AND ANSWERS......................................................................................           1
COMMON STOCK INFORMATION...................................................................................           2
  General Information......................................................................................           2
  Board and Management Ownership...........................................................................           2
  Principal Shareholders...................................................................................           3
PROPOSAL 1 -- ELECTION OF DIRECTORS........................................................................           4
  Information Concerning Nominees..........................................................................           4
  Meetings of the Board....................................................................................           7
DIRECTOR REMUNERATION......................................................................................           8
EXECUTIVE OFFICERS.........................................................................................           9
EXECUTIVE COMPENSATION.....................................................................................          10
  Report of the Compensation and Personnel Committee on Executive
  Compensation.............................................................................................          10
  Summary Compensation Table...............................................................................          12
  1998 Option Grant Table..................................................................................          13
  1998 Option Exercises and Year-End Value Table...........................................................          13
  Pension Plan Table.......................................................................................          14
  Employment Agreements....................................................................................          14
STOCK PERFORMANCE GRAPH....................................................................................          16
PROPOSAL 2 -- APPOINTMENT OF INDEPENDENT AUDITORS..........................................................          17
OTHER MATTERS..............................................................................................          18
  Solicitation Costs.......................................................................................          18
  Shareholder Proposals....................................................................................          18
  Section 16(a) Beneficial Ownership Reporting Compliance..................................................          18

                            SLM HOLDING CORPORATION

                                 --------------

                              1999 PROXY STATEMENT

                                 --------------

                         ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 20, 1999

                                 --------------

                             QUESTIONS AND ANSWERS

WHO MAY VOTE?

Only Sallie Mae shareholders who owned common stock at the close of business on March 22, 1999, the record date for the Annual Meeting, can vote.

ON WHAT MATTERS MAY I VOTE?

At the Annual Meeting you will be asked to elect 15 members to the Board for the upcoming year, to ratify the appointment of Arthur Andersen LLP as independent auditors for 1999 and to vote on any other business if properly raised.

HOW ARE MY VOTES COUNTED?

In the election of directors, shares are entitled to cumulative voting, meaning that each share of your common stock is entitled to 15 votes--one vote for each director to be elected. If you vote in person you may cumulate your votes and give one nominee all of your votes or distribute your votes among the nominees in any manner. Unless other instructions are given in writing, the votes of a shareholder voting by proxy will be cast among the nominees specified on the accompanying Proxy Card for whom authority was not withheld. If votes are cast for a nominee not specified on the Proxy Card, all other votes will be cumulated in a manner so as to assure the election of the maximum number of the nominees specified on the Proxy Card. Votes that are withheld will not count toward the election of a nominee. The 15 nominees who receive the greatest number of votes cast and entitled to be voted at the Annual Meeting will be elected.

Approval of other matters at the Annual Meeting requires an affirmative vote of at least a majority of the votes present or represented and entitled to be voted at the Annual Meeting, with each share of stock entitled to one vote. Abstentions have the effect of a vote against a matter. Shares held through a brokerage or bank account that are represented at the meeting but not voted will not affect whether a matter is approved.

WHAT MAKES A QUORUM?

In order to transact business at the Annual Meeting, a majority of Sallie Mae's outstanding shares of common stock eligible to vote must be represented at the Annual Meeting, whether in person or by proxy.

HOW DO I VOTE?

You may vote by proxy or in person at the meeting. We recommend that you vote by proxy even if you plan to attend the Annual Meeting. You can change your vote at the meeting. If you received a Proxy Card with this proxy statement, you do not need to take any extra steps to vote at the meeting. If your stock is held through a brokerage or bank account and you received a voting instructions form with this proxy statement, you need to ask your broker or bank to issue you a proxy card if you want to vote at the meeting.

HOW DO PROXIES WORK?

Sallie Mae's Board of Directors is requesting your proxy. Giving us your proxy means that you authorize us to vote your shares at the Annual Meeting in the manner you direct. If you appear in Sallie Mae's stock records as a shareholder, a proxy card is included with this proxy statement. If you hold your Sallie Mae stock through a brokerage or bank account, then your broker or bank has included a voting instructions form that you may use to instruct them how to vote your shares. If you sign and return the enclosed proxy card or voting instructions form but do not specify how to vote, we will vote your shares in favor of the director nominees specified on the accompanying Proxy Card, in favor of the ratification of the appointment of Arthur Andersen LLP and, as we deem appropriate, on any other business properly raised.

A shareholder giving a proxy has the power to revoke it prior to its exercise by voting in person at the Annual Meeting, by giving written notice to the Corporate Secretary prior to the meeting or by giving a later dated proxy.

                            COMMON STOCK INFORMATION

GENERAL INFORMATION

        The Company's common stock was issued on August 7, 1997 following shareholder approval of the reorganization of Student Loan Marketing Association, a government sponsored enterprise (the "GSE"), as a subsidiary of the Company (the "Reorganization").

        At December 31, 1998, 164,126,653 shares of common stock, par value $.20 per share, were outstanding. At March 22, 1999, the record date, 162,974,373 shares of common stock were outstanding and eligible to be voted. The common stock is listed on the New York Stock Exchange, under the symbol "SLM."

BOARD AND MANAGEMENT OWNERSHIP

        The following table provides information regarding shares owned by Nominees and management at January 31, 1999. Neither any individual officer or director nor the directors and executive officers as a group was the beneficial owner of more than 1% of the outstanding common stock at January 31, 1999.

                                                             MAY BE                     POSITIONS(4)
                                                            ACQUIRED                --------------------
                                                             WITHIN       TOTAL                  TOTAL
                                                               60      BENEFICIAL     OTHER     EQUITY
                                                 OWNED(1)    DAYS(2)   OWNERSHIP(3)  EQUITY    INVESTMENT
                                                 ---------  ---------  -----------  ---------  ---------
DIRECTOR NOMINEES
James E. Brandon...............................      5,445     52,224      57,669           0     57,669
Charles L. Daley...............................     19,888     49,945      69,833           0     69,833
William M. Diefenderfer, III...................        560      3,611       4,171           0      4,171
Edward A. Fox..................................    189,000     52,500     241,500           0    241,500
Diane Suitt Gilleland..........................      3,456     51,121      54,577           0     54,577
Ann Torre Grant (5)............................      1,400     35,108      36,508           0     36,508
Ronald F. Hunt(5)..............................     16,646     42,469      59,115           0     59,115
Benjamin J. Lambert, III.......................      2,388     38,194      40,582           0     40,582
Albert L. Lord.................................    115,754    355,440     471,194       9,581    480,775
Marie V. McDemmond.............................          0     35,000      35,000           0     35,000
Barry A. Munitz................................          0     35,000      35,000           0     35,000
A. Alexander Porter, Jr.(5)....................    110,691     49,945     160,636           0    160,636
Wolfgang Schoellkopf(5)........................      3,500     35,000      38,500           0     38,500
Steven L. Shapiro..............................      8,288     51,542      59,830           0     59,830
Randolph H. Waterfield, Jr.(5).................      2,275     51,168      53,443           0     53,443

NAMED EXECUTIVE OFFICERS
Albert L. Lord.................................    115,754    355,440     471,194       9,581    480,775
J. Paul Carey..................................     46,159    117,036     163,195       3,574    166,769
Anthony P. Dolanski............................          0    116,667     116,667       6,275    122,942
Thomas J. Fitzpatrick..........................     80,496     35,000     115,496      13,700    129,196
Robert R. Levine...............................     25,589    109,886     135,475           0    135,475

DIRECTORS AND EXECUTIVE OFFICERS AS A
  GROUP(6).....................................    684,998  1,535,567   2,220,565      42,177  2,262,742

----------
(1) Consists of shares held, directly or indirectly, by the individual and, in the case of officers, shares credited directly to the individual's account under the Sallie Mae 401(k) Savings Plan as of January 31, 1999. Unless otherwise indicated and subject to shared ownership with spouses and under applicable community property laws, each owner has sole voting and sole investment power with respect to the stock listed.
(2) Consists of share equivalents credited under the Directors' Deferred Compensation Plan and the Sallie Mae Supplemental 401(k) Savings Plan and shares that may be acquired within 60 days through the exercise of stock options.
(3) Consists of total of columns 1 and 2.
(4) Consists of share equivalents invested in the Officer Deferred Compensation Plan.
(5) Mr. Porter's beneficial ownership includes 91,000 shares over which he shares investment and voting control through two limited partnerships of which he is a general partner. Mr. Schoellkopf's shares shown as owned are held through a limited partnership of which he is the sole general partner. Ms. Grant's shares shown are held by her spouse in an IRA Account. Mr. Hunt's shares shown include 525 shares held solely in his wife's name. Mr. Waterfield's shares shown include 700 shares held solely in his wife's name.
(6) Includes the Director Nominees and Named Executive Officers listed above plus two other executive officers.

PRINCIPAL SHAREHOLDERS

        To the Company's knowledge based solely on Schedules 13G filed with the Securities and Exchange Commission, the following institutions were beneficial owners of 5% or more of the Company's outstanding Common Stock at December 31, 1998. The Company is not aware of any other beneficial owner who became the beneficial owner of 5% or more of the Company's Common Stock between December 31, 1998 and March 22, 1999.

                                                    OWNERSHIP
                                                  PERCENTAGE AT
                                                  DECEMBER 31,
    PRINCIPAL HOLDER AND ADDRESS      SHARES(1)       1998
------------------------------------  ---------  ---------------
FMR Corp (2)                          14,536,309        8.77%
82 Devonshire Street
Boston, MA 02109
Capital Research and Management       14,287,000        8.62%
Company (3)
333 South Hope Street
55(th) Floor
Los Angeles, CA 90071
Capital Guardian Trust Companies(4)   12,928,440        7.80%
333 South Hope Street
55(th) Floor
Los Angeles, CA 90071

---------

(1) Except as indicated, each institution has sole investment power with respect to the shares listed.

(2) Fidelity Management and Research Company ("Fidelity"), a wholly owned subsidiary of FMR Corp., beneficially owns 13,872,910 or 8.372% of the shares included herein. FMR Corp. has the power to vote 7,700 of these shares. Fidelity Management Trust Company, a wholly owned subsidiary of FMR Corp., beneficially owns 409,969 or 0.247% of the shares included herein. FMR Corp. has sole power to vote 342,169 of these 409,969 shares. Fidelity International Limited beneficially owns 261,330 of the shares included herein (7,900 of which are also beneficially owned by Fidelity), over which FMR has sole voting power.

(3) Capital Research and Management Company, a registered investment adviser, does not have sole or shared power to vote any of these shares.

(4) Capital Guardian Trust Company has sole power to vote 10,472,540 of these shares. Capital International Limited, Capital International S.A. and Capital International, Inc. are affiliates of Capital Guardian Trust Company and have sole power to vote and investment power over 946,950, 726,040 shares and 283,350, respectively, which shares are not included above. Each entity disclaims membership in a group for all purposes other than making a joint filing on Schedule 13G.

                      PROPOSAL 1 -- ELECTION OF DIRECTORS

        At the Annual Meeting, shareholders will elect 15 directors to serve on the Board of Directors for one year terms or until their successors are elected and qualified. Upon the recommendation of the Nominations and Governance Committee of the Board, each of the current directors has been nominated for reelection by the Board except for Mr. Fitzpatrick, who will cease to serve as a director as a result of his joining the Company as an executive. The Nominations and Governance Committee recommended, and the Board nominated, William M. Diefenderfer, III to fill the vacancy created by Mr. Fitzpatrick's ceasing to serve as a director. Mr. Diefenderfer currently serves as a director of the GSE.

        As indicated above, shareholders have the right to elect directors by cumulative voting. Unless instructed to the contrary, the proxy agents named in the Company's proxy card intend to vote the shares equally for the election of all of the Nominees named in this Proxy Statement. However, if votes are cast for any nominee other than those named in this Proxy Statement, the proxy agents will have full authority to vote cumulatively and to allocate votes among any or all of the Nominees named herein (except to the extent that authority to vote particular shares for any particular nominee(s) is withheld) according to their sole discretion, in order to elect the maximum number of the Nominees to the Board of Directors. Although it is not contemplated that any Nominee will decline or be unable to serve, the shares will be voted by the proxy holders in their discretion for another person if such a contingency should arise.

INFORMATION CONCERNING NOMINEES

        The name, age, year first elected to the Board of the Company or its predecessor, the GSE, principal business or occupation through the past five years and other public company directorships of each of the Nominees is set forth below. The Nominee's ownership of stock of the Company as of January 31, 1999 is set forth above under "Common Stock Information--Board and Management Ownership." There are no family relationships among the directors or Nominees and the executive officers of the Company.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE 15 NOMINEES NAMED BELOW. PROXIES WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY A CONTRARY CHOICE ON THEIR PROXY CARD.

                                     DESCRIPTION OF PRINCIPAL BUSINESS OR OCCUPATION

   JAMES E. BRANDON, ESQ.      Attorney and Certified Public Accountant. Mr. Brandon is
                               President and director of the following private companies:
           Age 72              National Cattle Co., Inc., Automated Electronics Corp.,
 Director since July 5, 1995   Kirby Royalties, Inc., and El Paso Venezuela Company, each an oil and gas company; Oldham Ranches, Inc., Grain
                               Properties, Inc., and Park-Princess, Inc., each a real
                               estate investment company. Mr. Brandon is a trustee of
                               Eureka College in Illinois, serving a six-year term that
                               commenced in 1993. Mr. Brandon served as director of the
                               GSE, by appointment of the President of the United States, from 1982 through 1991.

      CHARLES L. DALEY         Director, Executive Vice President and Secretary of TEB
                               Associates, Inc., a real estate finance company, since 1992.
           Age 66              Mr. Daley was Executive Vice President and Chief Operating
 Director since July 5, 1995   Officer of First Peoples Financial Corporation, a bank
                               holding company, from 1987 to 1992 and Executive Vice
                               President and Chief Operating Officer of First Peoples Bank
                               of New Jersey, a state-chartered commercial bank, from 1984 to 1992.

WILLIAM M. DIEFENDERFER, III   A partner with the law firm of Diefenderfer, Hoover & Wood in Pittsburgh, PA. Prior to joining that firm, Mr.
           Age 53              Diefenderfer was Deputy Director of the Office of Management
                               and Budget from 1989 to 1991 by appointment of President
                               Bush. In addition, during that period Mr. Diefenderfer
                               served on the Deputies Committee of the National Security
                               Council, as Chairman of the President's Council on
                               Management and Integrity, and as Chairman of the President's
                               Council on Improvement and Efficiency. Mr. Diefenderfer has
                               been a director of the GSE since August of 1997, a director of Chart House Enterprises since 1991, and was a member of the board of Trustees of Dickinson College from 1992 to
                               1994.

        EDWARD A. FOX          Mr. Fox retired from the GSE in 1990 after serving as its
                               President and Chief Executive Officer since its inception in
           Age 62              1973. From 1990 until 1994, he was the Dean of the Amos Tuck
Director since July 31, 1997   School of Business Administration at Dartmouth College. Mr.
                               Fox is a director of Delphi Financial Group, Delphi
                               International Ltd., Greenwich Capital Management and New
                               England Life Insurance Co., and is Chairman of the Board of
                               Eldorado Bancshares Inc. In 1997, the Governor of Maine
                               appointed Mr. Fox to a three-year term on the New England
                               Board of Higher Education.

    DIANE SUITT GILLELAND      Senior Associate, Institute for Higher Education Policy
                               (1998-Present). Previously, Dr. Gilleland was Senior Fellow,
           Age 52              American Council on Education, Washington, DC (1997);
Director since March 25, 1994  Director (1990-1997) and Chief Finance Officer (1986-1990)
                               of Arkansas Higher Education. Dr. Gilleland is a director of the GSE and serves on the boards of several organizations
                               including the Southern Regional Education Board's Commission on Education Quality.

                                     DESCRIPTION OF PRINCIPAL BUSINESS OR OCCUPATION

       ANN TORRE GRANT         Strategic and Financial Consultant. Previously, Ms. Grant
                               was Executive Vice President, Chief Financial Officer and
           Age 40              Treasurer of NHP Incorporated, a broad-based, national real
Director since July 31, 1997   estate services firm, from 1995 until the company was
                               acquired in 1997. Ms. Grant was Vice President and Treasurer of USAirways from 1991 until 1995. She is currently a
                               director of the GSE, Franklin Mutual Series, a $25 billion family of mutual funds, Condor Technology Solutions, Inc.
                               and U.S.A. Floral, Inc.

    RONALD F. HUNT, ESQ.       Attorney in New Bern, North Carolina, where he has resided since 1990. Mr. Hunt retired from the GSE in 1990 after
           Age 55              serving in a number of executive positions there, beginning
 Director since July 5, 1995   in 1973. Mr. Hunt is a director of the GSE and is Chairman of the Board of Directors of the National Student Loan
                               Clearinghouse, a not-for-profit corporation that provides
                               loan status verification and other services for participants in the FFELP.

  BENJAMIN J. LAMBERT, III     Senator of the Commonwealth of Virginia since 1986. As a
                               Senator, Dr. Lambert has focused on education issues and is
           Age 61              Chairman of the General Government and Compensation
 Director since July 5, 1995   Subcommittee of the Senate's Finance Committee. Dr. Lambert
                               has also been self-employed as an optometrist since1962. Dr.
                               Lambert is a director of the GSE and of the following public companies: Consolidated Bank & Trust Company, Virginia
                               Electric and Power, and Dominion Resources. Dr. Lambert is
                               also Secretary of the Board of Trustees of Virginia Union
                               University, where he has served as a Trustee for over 15
                               years. Dr. Lambert is Secretary of the Medical College of
                               Virginia Hospital Authority Board.

       ALBERT L. LORD          Vice Chairman and Chief Executive Officer of the Company
                               (1997-present). Previously, Mr. Lord was President and
           Age 53              principal shareholder of LCL Ltd., a Washington D.C. firm
 Director since July 5, 1996   that provided consulting services in investment and
                               financial services. Mr. Lord served as the Executive Vice
                               President and Chief Operating Officer of the GSE from 1990 to 1994. Mr. Lord serves as a director of First Alliance
                               Corporation, Irvine, CA.

     MARIE V. MCDEMMOND        President of Norfolk State University since July 1997. From
                               December 1988 to June 1997, Dr. McDemmond served Florida
           Age 52              Atlantic University in various capacities, most recently as
Director since July 31, 1997   Vice President for Finance and Chief Fiscal Officer. She is
                               also a frequent author and lecturer on women and minority
                               issues and financial management of colleges and
                               universities. Dr. McDemmond is a director of the GSE.

       BARRY A. MUNITZ         President and Chief Executive Officer, The J. Paul Getty
                               Trust, Los Angeles, CA. Dr. Munitz formerly served as
           Age 57              Chancellor and Chief Executive Officer of the California
Director since July 31, 1997   State University System from 1991 to 1997. Dr. Munitz is a former Chair of the American Council on Education and Vice
                               Chair of the National Commission on the Cost of Higher
                               Education. He is Chairman of the National Advisory Group for
                               the Ford Foundation-supported Project on Higher Education
                               Costs, Pricing and Productivity, and a member of the
                               Executive Committee of Los Angeles' KCET Public Television
                               Station. Dr. Munitz also served as a director of SunAmerica
                               Corp.

                                     DESCRIPTION OF PRINCIPAL BUSINESS OR OCCUPATION

  A. ALEXANDER PORTER, JR.     Co-Founder and President of Porter, Felleman Inc., an
                               investment management company, since 1976. He is also
           Age 60              General Partner of Amici Associates, L.P. since 1976 and of
 Director since July 5, 1995   the Collectors' Fund since 1984. Amici and the Collectors'
                               Fund are investment partnerships in which Mr. Porter has
                               investment discretion to buy and sell securities. Mr. Porter is a director of the GSE, a trustee of Davidson College in
                               North Carolina, a Founder and Director of Distribution
                               Technology, Inc., a privately held company, and a trustee of
                               The John Simon Guggenheim Memorial Foundation.

    WOLFGANG SCHOELLKOPF       Partner, Ramius Capital Group. Formerly, Mr. Schoellkopf was
                               Vice Chairman and Chief Financial Officer of First Fidelity
           Age 66              Bancorporation from 1990 until 1996. From 1963 to 1988, Mr.
Director since July 31, 1997   Schoellkopf was with The Chase Manhattan Bank, last as
                               Executive Vice President and Treasurer. Mr. Schoellkopf is a
                               director of PMU Capital Management, LLC, Inner-City
                               Scholarship Fund and Marymount University.

      STEVEN L. SHAPIRO        Certified Public Accountant and Personal Financial
                               Specialist. Mr. Shapiro is Chairman of Alloy, Silverstein,
           Age 58              Shapiro, Adams, Mulford & Co., an accounting firm, where he
 Director since July 5, 1995   has been employed since 1960, and has served on its board of directors since 1966. Mr. Shapiro is a member of the
                               executive advisory council of Rutgers University, and is a federal key person of the American Institute of Certified
                               Public Accountants and N.J. Society of CPAs. Mr. Shapiro
                               also serves on the board of the West Jersey Hospital
                               Foundation.

 RANDOLPH H. WATERFIELD, JR.   Certified public accountant and self-employed accounting
                               consultant since 1990. Prior to 1990, Mr. Waterfield was
           Age 67              with Ernst & Young for 40 years, during which time he served
 Director since July 5, 1995   as the audit partner with a number of major clients,
                               including the GSE, and was the East Region Director of
                               Accounting and Auditing and managing partner of Ernst &
                               Young's Washington, D.C. office. Mr. Waterfield is a Trustee of Drexel University.

MEETINGS OF THE BOARD

        The Board of Directors conducts regular meetings on a bi-monthly basis and special meetings as may be required from time to time. During 1998, six meetings of the Board were held. Each of the incumbent directors attended at least 75% of the total number of meetings of the Board and committees of which they were members during 1998.

        The Board uses a number of committees to assist it in the performance of its duties. Meetings of the committees of the Board are generally held on the same day as the regular meetings of the Board and on such other dates as may be necessary between regular meetings. Each of the Board committees has a charter that has been approved by the Board and that sets forth the respective committee's functions and responsibilities. Shareholders may obtain a copy of a committee charter by contacting the Corporate Secretary. The present standing committees of the Board are the Audit/Risk Management Committee, the Compensation and Personnel Committee, the Executive Committee, the Nominations and Governance Committee, and the Operations Committee. The purposes of the Audit/Risk Management, Compensation and Personnel, and Nominations and Governance Committees, the identity of their current members, and the number of meetings held during 1998 are set forth below.

        AUDIT/RISK MANAGEMENT COMMITTEE. The Audit/Risk Management Committee was established for the purpose of assisting the Board in fulfilling its responsibilities by providing oversight relating to corporate integrity and management of financial risk, adequacy of internal controls, adherence to relevant accounting standards and financial reporting requirements, and to help assure the objectivity and independence of the Company's independent accountants and audit function. The Committee is also responsible for reviewing any major risk positions of the Company.

        Pursuant to the Company's By-Laws, each member of the Audit/Risk Management Committee must be an "independent director" as defined in the By-Laws. The current membership of the Audit/Risk Management Committee, which held six meetings in 1998, is as follows: Ann Torre Grant, Chairman; James E. Brandon, Vice Chairman; Benjamin J. Lambert, III; Marie V. McDemmond; A. Alexander Porter, Jr.; and Thomas J. Fitzpatrick (non-voting since October 1,
1998).

        COMPENSATION AND PERSONNEL COMMITTEE. The Compensation and Personnel Committee was established for the purpose of assisting the Board in fulfilling its responsibilities relating to human resources, compensation and benefit matters concerning the Company and its subsidiaries. The Committee makes recommendations to the Board as to compensation and other benefits for members of the Board, reviews annually the performance of the CEO and the executive officers of the Company and establishes compensation terms for such individuals, and generally oversees the programs and policies of the Company relating to compensation and the development and retention of capable management.

        The Company's By-Laws provide that each member of the Compensation and Personnel Committee must be an "independent director" as defined in the By-Laws. The current membership of the Compensation and Personnel Committee, which held eleven meetings in 1998, is as follows: Charles L. Daley, Chairman; Barry A. Munitz, Vice Chairman; Ann Torre Grant; Wolfgang Schoellkopf; and Steven L. Shapiro.

        NOMINATIONS AND GOVERNANCE COMMITTEE. The Nominations and Governance Committee was established for the purpose of assisting the Board in establishing appropriate standards for the governance of the Company, the operations of the Board and the qualifications of directors, as well as proposing candidates for Board membership. The Committee reviews the composition, diversity and operation of the Board, and evaluates the performance and contributions of individual directors and the Board as a whole. At its first meeting of each calendar year, the Committee considers nominees for election to the Company's Board of Directors at the upcoming annual meeting of shareholders. Shareholders may recommend candidates for nomination to the Company's Board by sending their recommendation to the Lead Independent Director (care of the Company's Secretary). Shareholders are encouraged to submit any recommendation no later than January 1 in order to permit the recommendation to be considered by the Committee in connection with that year's annual meeting of shareholders.

        Pursuant to the Company's By-Laws, each member of the Nominations and Governance Committee must be an "independent director" as defined in the By-Laws, and the Committee is chaired by the Lead Independent Director. The current membership of the Nominations and Governance Committee, which held five meetings in 1998, is as follows: A. Alexander Porter, Jr., Chairman and Lead Independent Director; Benjamin J. Lambert, III, Vice Chairman; Thomas J. Fitzpatrick (non-voting since October 1, 1998); Diane Suitt Gilleland; Marie V. McDemmond; and Randolph H. Waterfield, Jr. In addition, the Nomination and Governance Committee has invited Ronald F. Hunt to attend its meetings as a non-voting participant.

                             DIRECTOR REMUNERATION

        At the time of the Reorganization, the Company eliminated annual cash retainers and meeting fees for non-employee directors and established a program that compensates non-employee directors exclusively through the grant of stock options.

        The Company did not pay its non-employee directors any compensation in 1998. In 1997, each non-employee director received a two-part option grant. The first component of the option grants was a special one-time award made in consideration of the directors' leadership in promoting shareholder interests in connection with the shareholders' vote on the Reorganization. The second component represents a three-year grant for the directors' service on the Board. Pursuant to this arrangement, on August 13, 1997 each non-employee director other than the Chairman received an option grant covering a total of 105,000 shares, and the Chairman received an option grant covering a total of 157,500 shares. All of these options have an exercise price of $39.34 and vest in one-third increments upon the Common Stock reaching a closing price of $42.86, $57.14 and $71.43, respectively, for five trading days. The options also vest on the eighth anniversary of their grant (I.E., on August 13, 2005), subject to the optionee's continued service as a director. The Board believes that these option grants, which were approved by the shareholders at last year's Annual Meeting, represent "at risk" compensation in two respects. First, vesting of the options during the first eight years is contingent upon the Common Stock reaching the levels described above on five trading days. Second, once the options are vested, their continued value is dependent on the extent to which the Company's stock price remains above the options' exercise price. Thus, the Board believes that they will be compensated through these options only if the Company is able to enhance its business through superior service to borrowers, educational institutions and its bank partners, so as to produce increased value to the Company's shareholders.

        The Company's non-employee directors are provided with $50,000 of life insurance, are covered by a travel insurance plan while traveling on Company business and may receive a $1,500 per diem for additional approved work. No such payments were made to directors in 1998. Mr. Lord who serves as Chief Executive Officer and as Vice-Chairman on the Board, receives no separate compensation for his service on the Board and was not a recipient of the above-described options. In connection with Mr. Fitzpatrick joining the Company as an executive officer, the Company canceled a portion of his non-employee director options covering 33,409 shares.

                               EXECUTIVE OFFICERS

        The executive officers of the Company at December 31, 1998 and their ages at March 22, 1999, titles, years of employment with the Company and its predecessor, the GSE, and previous experience, including principal occupations for the past five years, are as follows:

        Albert L. Lord, 53, was named Vice Chairman and Chief Executive Officer of the Company in August 1997. From 1994 to 1997, Mr. Lord was President and principal shareholder of LCL, Ltd., a Washington, DC firm that provided consulting services in investment and financial services. From 1990 to 1994, Mr. Lord was Executive Vice President and Chief Operating Officer of the GSE. From July 1995 until August 1997, Mr. Lord was a director of the GSE.

        J. Paul Carey, 40, Executive Vice President, was appointed as an executive officer of the Company in August 1997. Mr. Carey is also President and a director of the GSE. From 1994 to 1997, Mr. Carey was an officer and shareholder of LCL, Ltd., a Washington, DC firm that provided consulting services in investment and financial services. From 1990 to 1994, Mr. Carey was Vice President, Institutional Finance of the GSE.

        Anthony P. Dolanski, 53, Executive Vice President, was appointed as an executive officer of the Company on July 1, 1998. Prior to joining the Company, Mr. Dolanski was a partner with KPMG Peat Marwick LLP where he was employed in various capacities since 1968. Mr. Dolanski is also a director of the GSE.

        Thomas J. Fitzpatrick, 50, was named Executive Vice President, in September 1998. Before joining the Company's executive management team, Mr. Fitzpatrick was the founder, President, Chief Executive Officer and Director of Equity One, Inc., a consumer lending company, since 1990. Mr. Fitzpatrick was Vice Chairman of Consumer Credit Co. from 1988 until 1989. From 1983 until 1988,

Mr. Fitzpatrick was President and Chief Operating Officer of Manufactures Hanover Consumer Services, where he had been employed since 1979. He currently serves on the board of directors of MAB Paints.

        Robert R. Levine, 43, Senior Vice President, Servicing, and President and Chief Operating Officer, Sallie Mae Servicing Corporation, joined the GSE in 1981. Prior to his current appointment in January 1998, Mr. Levine had served as Vice President, Servicing, of the Company since August 1997. From 1990 to 1997, Mr. Levine was Vice President and Treasurer of the GSE. Mr. Levine is also a director of the GSE.

                             EXECUTIVE COMPENSATION

        This section includes (1) a report made by the Compensation and Personnel Committee (the "Compensation Committee") regarding the Company's executive compensation policy; (2) a summary presentation in tabular form of executive compensation; (3) a summary of 1998 stock option grants; (4) a valuation of option exercises during the year and remaining option holdings; and
(5) a description of pension plan benefits and certain employment and severance arrangements.

REPORT OF THE COMPENSATION AND PERSONNEL COMMITTEE ON EXECUTIVE COMPENSATION

        COMPENSATION POLICY. The Company's compensation policy relies on equity-based compensation and objective performance criteria to further the goal of creating a broad organizational focus on enhancing shareholder value. To implement this, the Compensation Committee has followed a policy that seeks to strike a balance among base salaries, performance-oriented annual bonus targets and performance-accelerated stock and stock option awards, to provide a total compensation potential that is competitive with that offered at peer companies. The Company's compensation programs in 1998 also reflect the continued development of the Company's executive management team, including the addition of two new Executive Vice Presidents whose compensation is established pursuant to employment agreements with the Company.

        BASE SALARY. In early 1998, as the Company's management team was implementing a new business plan, the Compensation Committee set base salaries at levels significantly below those at peer companies and determined to review executive officer salary levels annually in the context of its evaluation of performance and goal attainment. For these purposes, the Company developed a group of peer S&P 500 financial services companies, which includes most of the companies identified under the "Stock Performance Graph" below. Consistent with this determination and as part of its post-year end review of compensation, the Compensation Committee adjusted Mr. Lord's annual salary for 1999 to $650,000, which is below the 25th percentile for salaries paid to chief executive officers at peer companies. In connection with hiring its two new Executive Vice Presidents, the Compensation Committee approved annual salaries of $400,000, and in January 1999 the Compensation Committee set Mr. Carey's salary at the same level.

        PERFORMANCE BONUSES. The Compensation Committee believes that executive officer bonuses should be tied to satisfaction of specified performance criteria. For 1998, the Compensation Committee established a bonus program under the shareholder-approved Management Incentive Plan, pursuant to which bonuses could be earned based in part on corporate performance, as judged under specified criteria against preestablished performance goals, and in part on individual performance, as judged based on goals discussed with each executive early in the fiscal year. For the Chief Executive Officer and executive vice presidents, the maximum bonus payable under the program was set at three times salary. Under the 1998 bonus program, corporate performance goals were established using the following five performance criteria: earnings per share growth, net income growth, market share growth, reductions in average cash acquisition costs for student loans and reductions in overhead expenses. Beginning with the third quarter of 1998, the Company commenced presenting financial results on a "cash" basis. Cash basis earnings exclude any gain on sale from securitizations and any subsequent servicing or securitization revenue. Instead, the earnings from the student loans in the securitization trusts and related financing costs are reflected over the life of the underlying pool of student loans. Consistent with this approach, the Company adjusted the bonus performance goals to measure earnings per share growth and net income grown on a cash basis. Under these performance criteria, Mr. Lord and the other executive officers earned a corporate performance-based bonus equal to 85% of their respective salaries. The Compensation Committee also awarded Mr. Lord an individual performance bonus equal to 100% of his salary, based on his management of the Company through the Congressional reauthorization of the Higher Education Act and his accomplishments in assembling the executive management team and implementing the Company's new business plan. In connection with the Compensation Committee's decision to increase Mr. Lord's salary, it also awarded him a discretionary bonus so that his total annual bonus for 1998 equaled $1 million. The Compensation Committee approved other executive officer individual performance bonuses at levels ranging from 75% to 100% of their respective salaries, as recommended by Mr. Lord based on his assessment of individual performance and on relative compensation levels within the executive officer ranks and, in the case of Messrs. Dolanski's and Fitzpatrick's, prorated to reflect that they were not salaried executives of the Company for the full fiscal year. The Compensation Committee also approved transition payments to Messrs. Dolanski and Fitzpatrick and awarded a discretionary bonus to Mr. Carey in connection with its decision in January 1999 to increase his salary. Consistent with the Compensation Committee's preference for equity-oriented compensation, 40% of each executive officer's bonus (on a pre-tax or after-tax basis at the election of the executive) was paid in the form of Common Stock. In addition, executive officers could elect to defer receipt of these shares.

        PERFORMANCE-BASED STOCK COMPENSATION. The Compensation Committee believes that stock options provide an appropriate incentive to promote long-term stable growth while aligning executives' interests with those of shareholders by putting the most significant element of compensation at risk while presenting positive upside potential. In connection with implementation of the Company's new business plan, in 1997 the Compensation Committee granted options to the Company's executive officers representing at least two-year grants to motivate and reward executives for performance. Accordingly, except in the case of new hires and as discussed in this paragraph, the Compensation Committee generally did not grant options to executive officers in 1998. In 1998, the Compensation Committee granted options for 500,000 shares to each of Messrs. Dolanski and Fitzpatrick in connection with their being recruited to join the Company as Executive Vice Presidents, and granted an option for 150,000 shares to Mr. Carey so that his total option holdings equaled the grants of the other Executive Vice Presidents. All of the options granted to the executive officers in 1997 and 1998 vest in one-third increments upon the Common Stock reaching a closing price of at least $42.86, $57.14 and $71.43, respectively, for five trading days or upon the eighth anniversary of their grant, subject to the executive's continued service with the Company. Options granted to Messrs. Dolanski and Fitzpatrick in 1998 in addition have a minimum one year service requirement for vesting. In addition, the Compensation Committee approved grants of 75,000 shares of restricted stock to Mr. Fitzpatrick and 25,000 shares of restricted stock to Mr. Carey, in each case with vesting criteria based on performance goals tied to their respective business responsibilities.

        SECTION 162(M). Section 162(m) of the Internal Revenue Code limits to $1 million the deductibility of compensation paid to each of the Company's five senior executive officers, unless the compensation satisfies one of the exceptions set forth in the Code, which includes an exception for "performance-based compensation." The Compensation Committee generally attempts to have significant aspects of performance-based compensation that it awards qualify under Section 162(m), although it recognizes that situations may arise where other considerations may prevail over obtaining such qualification. The Compensation Committee believes that the compensation that the Company's executive officers will realize upon exercise of stock options or upon vesting of restricted stock granted to them in 1997 and 1998 will qualify as "performance-based compensation," and therefore will not be subject to the $1 million limitation.

                      COMPENSATION AND PERSONNEL COMMITTEE

Charles L. Daley, Chairman                  Barry A. Munitz, Vice Chairman
Ann Torre Grant                             Wolfgang Schoellkopf
Steven L. Shapiro

SUMMARY COMPENSATION TABLE

        The tables below set forth certain compensation information as to (1) the Company's chief executive officer and (2) the Company's next four highest compensated executive officers employed by the Company at the end of the 1998 fiscal year (collectively, the "Named Executive Officers").

                                                                                      LONG-TERM COMPENSATION
                                                                                      ----------------------
                                                          ANNUAL COMPENSATION         RESTRICTED   SECURITIES      ALL
NAME AND PRINCIPAL                                  --------------------------------     STOCK     UNDERLYING     OTHER
  POSITION                                            YEAR      SALARY     BONUS(1)   AWARD($)(2)   OPTIONS   COMPENSATION(3)
--------------------------------------------------  ---------  ---------  ----------  -----------  ---------  -------------
Albert L. Lord....................................       1998  $ 325,000  $1,000,000      --          --        $  20,077
  Chief Executive officer                                1997    104,167(4)    600,000     --      1,053,500        5,645
  and Vice Chairman of
  the Board of Directors
J. Paul Carey.....................................       1998    275,000     600,000   1,118,750     150,000       16,962
  Executive Vice                                         1997     83,333(4)    400,000     --        350,000        4,523
  President,
Anthony P. Dolanski...............................       1998    200,000(5)    655,000     --        500,000       --
  Executive Vice
  President
Thomas J. Fitzpatrick.............................       1998    100,000(6)    748,700(7)  3,425,480   500,000      --
  Executive Vice
  President
Robert R. Levine..................................       1998    200,000     314,500      --          --           12,376
  Senior Vice President,                                 1997    163,000(8)    250,000     --        249,886        9,767
  Servicing

----------
(1) Bonus is the amount paid for the year indicated and is typically paid in the following year. Forty percent of the bonus was paid with shares of the Company's Common Stock.

(2) Amounts reflect the grant date value of 25,000 and 75,000 shares of restricted stock awarded to Messrs. Carey and Fitzpatrick, respectively, for 1998, which had a value of $1,200,000 and $3,600,000, respectively, based upon the Company's stock price as of December 31, 1998. No other Named Executive Officers held any restricted stock as of the end of the fiscal year. One half of each of Messr. Carey's and Fitzpatrick's shares of restricted stock vests if the Company's total servicing and acquisition costs relative to the average dollar amount of loans serviced achieves a specified target for two consecutive fiscal quarters. The other half vests if the Company's non-GSE affiliates achieve a specified purchase and origination volume by December 10, 2001. In addition, the restricted stock vests upon a change in control of the Company. Dividends will be paid on the restricted stock.

(3) Consists of employer matching contributions under the Sallie Mae 401(k) Savings Plan and the Sallie Mae Supplemental 401(k) Savings Plan.

(4) Salary paid for service from August 1 through December 31, 1997, at a salary of $250,000 per year for Mr. Lord and $200,000 per year for Mr. Carey.

(5) Salary paid for service from July 1 through December 31, 1998, at a salary of $400,000 per year for Mr. Dolanski.

(6) Salary paid for service from October 1 through December 31, 1998, at a salary of $400,000 per year for Mr. Fitzpatrick

(7) Included in this amount is a payment of $165,700 by the Company to Mr. Fitzpatrick to reimburse him for the tax liability he incurred as a result of his early withdrawal from the Equity One, Inc. Deferred Compensation Plan.

(8) Reflects salary for all of 1997.

1998 OPTION GRANT TABLE

                                                                                      % OF TOTAL
                                                                          NUMBER OF     OPTIONS
                                                                         SECURITIES   GRANTED TO
                                                              MARKET     UNDERLYING    EMPLOYEES   GRANT DATE
                           GRANT    EXPIRATION   EXERCISE    PRICE ON      OPTIONS     IN FISCAL    PRESENT
NAME                       DATE        DATE        PRICE    GRANT DATE     GRANTED       YEAR        VALUE
-----------------------  ---------  -----------  ---------  -----------  -----------  -----------  ----------
J. Paul Carey..........   07/16/98    07/16/08   $ 49.0000   $ 49.0000      150,000         5.16%  $2,030,700
Anthony P. Dolanski....   01/23/98    01/23/08   $ 40.5000   $ 40.5000      500,000        17.21%  $5,330,500
Thomas J.
  Fitzpatrick..........   07/16/98    07/16/08   $ 49.0000   $ 49.0000      500,000        17.21%  $6,769,000

        The table above sets forth information on stock options granted to the Named Executive Officers for 1998. Options vest, but not before the first anniversary of their date of grant, and upon the Common Stock reaching a closing price of at least $42.86, $57.14 and $71.43, respectively, on five trading days. The options also vest on the eighth anniversary of their grant I.E., on January 23, 2006 and July 16, 2006, subject to the optionee's continued service with the Company. In addition, the options vest upon a change in control of the Company.

        "Grant Date Present Value" represents a hypothetical present value under the Black-Scholes Option Pricing Model, calculated using the following assumptions: a 10-year term, a risk-free interest rate based on the 10-year Treasury Receipt Rate, ranging from 5.91% used for the January grants to 5.74% used for the July grants, a future dividend yield ranging from 2.30% used for the January grants to 2.06% used for the July grants, and annual stock price volatility ranging from 30.98% used for the January grants to 31.73% used for the July grants based on 5-year historical time-weighted averages. The option grant valuations include the effects of an additional 30% discount to reflect the risk that the options will not become exercisable due to the three-tier vesting criteria tied to the Common Stock price reaching certain levels and the absence of a trading market for the options.

1998 OPTION EXERCISES AND YEAR-END VALUE TABLE

                                                               NUMBER OF SECURITIES     VALUE OF UNEXERCISED
                                                              UNDERLYING UNEXERCISED        IN-THE-MONEY
                                  SHARES                       OPTIONS AT 12/31/98       OPTIONS AT 12/31/98
                                ACQUIRED ON        VALUE     ------------------------  -----------------------
NAME                             EXERCISE        REALIZED    EXERCISABLE  UNEXERCISABLE EXERCISABLE UNEXERCISABLE
---------------------------  -----------------  -----------  -----------  -----------  ----------  -----------
Albert L. Lord.............              0       $    0.00      353,500      700,000   $3,091,245   $6,062,490
J. Paul Carey..............              0       $    0.00      116,666      383,334   $1,010,409   $2,020,836
Anthony P. Dolanski........              0       $    0.00            0      500,000   $        0   $3,750,000
Thomas J. Fitzpatrick......              0       $    0.00       35,000      536,591   $  303,125   $ 316,904
Robert R. Levine...........              0       $    0.00      109,886      140,000   $1,301,065   $1,212,498

        None of the Named Executive Officers exercised stock options in 1998. The table above sets forth information on the number and the value of exercisable and unexercisable stock options held by the Named Executive Officers as of the fiscal year-end (calculated by the difference between the Company's fiscal year-end stock price and the option's exercise price).

PENSION PLAN TABLE

                            ANNUAL NORMAL RETIREMENT BENEFIT

                                      YEARS OF SERVICE
FINAL AVERAGE            ------------------------------------------
COMPENSATION                15         20         25         30
-----------------------  ---------  ---------  ---------  ---------
$250,000...............  $  79,883  $ 106,511  $ 133,138  $ 159,766
 300,000...............     96,383    128,511    160,638    192,766
 350,000...............    112,883    150,511    188,138    225,766
 400,000...............    129,383    172,511    215,635    258,766
 450,000...............    145,883    194,511    243,138    291,766
 500,000...............    162,383    216,511    270,638    324,766
 550,000...............    178,883    238,511    298,138    357,766
 600,000...............    195,383    260,511    325,638    390,766
 650,000...............    211,883    282,511    353,138    423,766
 700,000...............    228,383    304,511    380,638    456,766
 750,000...............    244,883    326,511    408,138    489,766
 800,000...............    261,383    348,511    435,638    522,766

        Amounts in the table above represent the annual annuity payable for life to employees retiring in 1999 at age 62. The credited years of service as of December 31, 1998 for the individuals named in the Summary Compensation Table are: Mr. Lord 13 years, 9 months; Mr. Carey 13 years, 3 months; Mr. Dolanski, six months; Mr. Fitzpatrick, three months; Mr. Levine 17 years, 9 months.

        The SLM Holding Corporation Employees' Pension Plan (the "Pension Plan") provides monthly benefits upon retirement to employees who complete five years of service or retire at normal retirement age. Benefits are calculated according to a formula which is based on an employee's highest consecutive five-year average base salary and length of credited service, and are integrated with social security benefits. The maximum number of years for which a participant receives credit for service under the Pension Plan is 30 years, and normal retirement age is 62. The Pension Plan also provides early retirement benefits at age 55, as well as joint and survivor benefits. The Pension Plan is funded solely by corporate contributions. Annual contributions to the Pension Plan trust are determined on an actuarial basis.

        The SLM Holding Corporation Supplemental Pension Plan (the "Supplemental Pension Plan") assures that designated participants receive the full amount of benefits to which they would have been entitled under the Pension Plan but for limits on compensation and benefit levels imposed by the Internal Revenue Code. The amount of compensation considered covered compensation for the Supplemental Pension Plan for each named executive officer is the sum of the named executive officer's salary and the lesser of his or her annual bonus and 35% of the prior year's salary.

        Benefit amounts under both the Pension Plan and the Supplemental Pension Plan are computed on an actuarial basis, and neither plan utilizes allocations to individual accounts. The table above shows estimated annual benefits payable under the Pension Plan and the Supplemental Pension Plan to an employee for life upon retirement at age 62 in specified years-of-service and remuneration classes, using assumptions about compensation increases, under a straight life annuity option. The benefit amounts shown in the table are not subject to any deduction for social security or other offset amount.

EMPLOYMENT AGREEMENTS

        The Company has entered into employment agreements with Messrs. Dolanski and Fitzpatrick. Each of these agreements provides for a base annual salary of $400,000 and for option grants to purchase 500,000 shares. Mr. Dolanski's agreement provides for a term commencing on July 1, 1998 and continuing through March 31, 2001 and Mr. Fitzpatrick's agreement provides for a term commencing on October 1,

1998 and continuing through September 30, 2001, in each case unless terminated earlier in accordance with certain specified events.

        Each agreement provides for certain payments if the Company terminates the executive's employment or if his employment is terminated by reason of death or disability or within 18 months after a "change in control" of the Company. The payment amount equals $4.0 million if Mr. Dolanski's or Mr. Fitzpatrick's employment so terminates prior to March 31, 1999 or September 1, 1999, respectively; $3.0 million if the date of such termination occurs during the following year; and $2.0 million if the date of such termination occurs during the final year of the agreements.

        The agreement with Mr. Dolanski provides for an annual retirement supplement so that his retirement benefits from the Company under all plans equal $250,000 per year, calculated as a straight single life annuity in the event that his employment is terminated by reason of death, disability, involuntary termination or following a change in control of the Company or the term of the agreement. In addition, the agreement provides that Mr. Dolanski is entitled to receive a lesser annual retirement supplement in the event of a voluntary termination of employment during the term of the agreement. The agreement with Mr. Fitzpatrick provides for an annual retirement supplement in the event that his employment is terminated by reason of death, disability, involuntary termination or following a change in control of the Company or the term of the agreement, so that his retirement benefits equal the greater of what is provided for under all of the Company's retirement plans or what he would have received under the retirement plans of his prior employer.

        Each agreement contains an agreement not to compete with the Company or its affiliates for a period of two years following termination of employment for any reason.

                            STOCK PERFORMANCE GRAPH

        The following graph compares the yearly percentage change in the Company's cumulative total shareholder return on the Common Stock to that of Standard & Poor's 500 Stock Index and Standard & Poor's Financial-Miscellaneous Index. The graph assumes a base investment of $100 at December 31, 1993 and reinvestment of dividends through December 31, 1998.

                            SLM HOLDING CORPORATION
                       FIVE YEAR CUMULATIVE TOTAL RETURN

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

  DOLLARS     SLM HOLDING CORPORATION   S&P FINANCIAL - MISC(1)(2)  S&P 500 INDEX(2)
12/31/93                         100.0                       100.0              100.0
12/31/94                          75.4                        96.3              101.4
12/31/95                         157.9                       154.2              139.3
12/31/96                         227.4                       201.0              171.2
12/31/97                         344.7                       306.5              228.3
12/31/98                         421.9                       401.0              293.4

                                           Base Period
Company/Index                               12/31/93      12/31/94     12/31/95     12/31/96     12/31/97     12/31/98
SLM Holding Corporation                         100.0          75.4        157.9        227.4        344.7        421.9
S&P Financial--Misc(1)(2)                       100.0          96.3        154.2        201.0        306.5        401.0
S&P 500 Index(2)                                100.0         101.4        139.3        171.2        228.3        293.4

     --------------

     (1) Companies included in Standard & Poor's Financial-Miscellaneous Index are:

             American Express, American General Finance, Federal National Mortgage Association, Federal Home Loan Mortgage Corporation, Franklin Resources Inc., MBIA Inc., MBNA Corporation, Morgan Stanley Dean Witter, SLM Holding Corporation, and Transamerica Corporation

     (2) SOURCE: Bloomberg Comparative Return Table

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               PROPOSAL 2 -- APPOINTMENT OF INDEPENDENT AUDITORS

        The independent public accounting firm of Arthur Andersen LLP, which has served as auditor for the Company since October 23, 1997, has been selected by the Board as independent auditor for 1999. This proposal is put before the Shareholders because the Board believes that it is a good corporate practice to seek Shareholder ratification of the selection of independent auditors. Ratification requires an affirmative vote of at least a majority of the shares of Common Stock of the Company represented and entitled to be voted at the meeting.

        The appointment of independent auditors is approved annually by the Board of Directors based upon the recommendation of the Audit/Risk Management Committee. In making its recommendation, the Audit/Risk Management Committee reviews both the scope of and estimated fees for the audit engagement. If the appointment of Arthur Andersen LLP is not ratified, the Board will evaluate the basis for the shareholders' vote when evaluating whether to renew the firm's engagement or expand the scope of services the firm provides.

        Effective October 23, 1997, the Company dismissed Ernst & Young LLP and engaged Arthur Andersen LLP as its certifying accountant. The decision to change accountants was recommended and approved by the Audit/Risk Management Committee. During the two most recent fiscal years and all subsequent interim periods preceding Ernst & Young LLP's dismissal and Arthur Andersen LLP's engagement,
(i) there have been no disagreements over Ernst & Young LLP's reports on the Company's financial statements on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure that, if not resolved to Ernst & Young LLP's satisfaction, would have caused it to make reference to the subject matter of the disagreements in connection with its reports, and (ii) did not contain any adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

        Representatives of Arthur Andersen LLP are expected to attend the Annual Meeting of Shareholders, will have the opportunity to make a statement if they desire to do so, and can be expected to respond to appropriate questions from shareholders present at the meeting.

REQUIRED APPROVAL

        The Board of Directors of the Company recommends a vote FOR the ratification of the appointment of Arthur Andersen LLP as independent auditors for 1999. The affirmative vote of the holders of a majority of the shares of Common Stock represented and voting at the Annual Meeting is required to ratify the appointment of Arthur Andersen LLP. Unless marked to the contrary, proxies received will be voted FOR the ratification of the appointment of Arthur Andersen LLP as independent auditors for 1999.

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                                 OTHER MATTERS

        As of the date hereof, there are no matters that the Board of Directors intends to present for a vote at the Annual Meeting other than the election of directors and ratification of the appointment of independent auditors for 1999. In addition, the Company has not been notified of any other business that is proposed to be presented at the Annual Meeting. If other matters now unknown to the Board come before the Annual Meeting, the accompanying Proxy Card confers discretionary authority on the persons named therein to vote such proxies on any such matters in accordance with their best judgment.

SOLICITATION COSTS

        All expenses in connection with the solicitation of the enclosed proxy will be paid by the Company. In addition to solicitation by mail, officers, directors, regular employees or other agents of the Company may solicit proxies by telephone, telefax, personal calls, or other electronic means. The Company will request of banks, brokers, custodians and other nominees in whose names shares are registered to furnish material related to the Annual Meeting, including the Annual Report, this Proxy Statement and the Proxy Card to the beneficial owners of such shares and, upon request, the Company will reimburse such registered holders for their out-of-pocket and reasonable expenses in connection therewith.

SHAREHOLDER PROPOSALS

        A shareholder who intends to introduce a proposal for consideration at the Company's year 2000 Annual Meeting may seek to have that proposal and a statement in support of the proposal included in the Company's Proxy Statement if the proposal relates to a subject that is permitted under U.S. Securities and Exchange Commission ("SEC") Rule 14a-8. To qualify for this, the shareholder must submit the proposal and supporting statement to the Company not later than December 5, 1999 and must satisfy the other requirements of Rule 14a-8. The submission of a shareholder proposal does not guarantee that it will be included.

        A shareholder may otherwise propose business for consideration or nominate persons for election to the Board of Directors, in compliance with federal proxy rules, applicable state law and other legal requirements and without seeking to have the proposal included in the Company's Proxy Statement pursuant to Rule 14a-8. The Company's Bylaws provide that any such proposals or nominations must be submitted to the Company between February 20, 2000 and April 20, 2000 in order to be considered at the Company's year 2000 Annual Meeting and must satisfy the other requirements with respect to such proposals contained in the Company's Bylaws. If a shareholder properly submits a proposal between February 20, 2000 and April 20, 2000 but fails to comply with the requirements of SEC Rule 14a-4, the Company may exercise discretionary voting authority under proxies it solicits to vote on any such proposal.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16 of the Securities Exchange Act of 1934 requires the Company's executive officers and directors to file reports on their holdings of and transactions in the Company's Common Stock. To the Company's knowledge, during 1998 all of the Company's executive officers and directors timely filed all required reports under Section 16.

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